Exhibit 10.2

Promissory Note dated March 18, 2013

PROMISSORY NOTE

Mineral Wells, Palo Pinto County, Texas

Principal Amount:  $500,000.00                                                                                                              Date:  March 18, 2013

For value received, Phazar Corp. (NASDAQ: ANTP), a publicly-traded Delaware corporation (“Phazar”), located at 101 S.E. 25th Avenue, Mineral Wells, Texas 76067, Antenna Products Corporation, a Texas corporation (“AP”), located at 101 S.E. 25th Avenue, Mineral Wells, Texas 76067, and Thirco, Inc., a Delaware corporation (“Thirco”, and together with Phazar and AP, “Maker”), promise to pay to the order of QAR Industries, Inc., a Texas corporation (“Payee”), 2204 Vaquero Estates Boulevard, Westlake, Texas 76262 (or at such other place or places as Payee may from time to time designate in writing), the principal sum of FIVE HUNDRED THOUSAND AND NO/100 Dollars ($500,000.00), together with interest thereon (as further described herein), from the date hereof until date paid. (Maker and Payee shall be collectively referred to as the “Parties” herein.)

1.              Maturity Date.  The principal and accrued interest on this Note shall be due and payable in its entirety upon the earlier of the following (the “Maturity Date”):  (i) the unilateral or mutual termination of the transaction contemplated by that certain Agreement and Plan of Merger, entered into by and among Payee, Antenna Products Acquisition Corp., and Phazar as of March 13, 2013 (the “Merger Agreement”); or (ii) that date provided in Subsection 8.1(c) of the Merger Agreement as the outside date for consummation of the transaction under the Merger Agreement, which at the time of the execution of the Merger Agreement is July 31, 2013, as same may be amended from time to time.

2.              Interest.  All sums advanced pursuant to this Note shall bear interest from the date hereof until paid in full, at a rate equal to four and one-quarter percent (4.25%) per annum; however, all past due principal and interest shall bear interest at the highest rate permitted by law to be charged to Maker by Payee. No provision of this Note or the Deeds of Trust (as defined below) shall require the payment or permit the collection of interest in excess of the maximum permitted by law.  If any excess of interest in such respect is herein or therein provided for, or shall be adjudicated to be so provided for herein or therein, the terms of this paragraph shall govern and neither Maker nor any of its successors, affiliates, and assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law.  If an excess amount of interest should be collected, it shall be construed as a mutual mistake of the Parties and the excess shall be credited to principal.  However, if all amounts due under this Note have been repaid, Maker and all of its successors, affiliates, and assigns shall be entitled to a refund of the excess amount collected hereunder, as the sole and exclusive remedy resulting therefrom, and Maker and all of its successors, affiliates, and assigns waive and release any and all other rights and remedies they may have in relation thereto.

3.              Application of Payments.  Except as otherwise provided herein, payments made by Maker pursuant to this Note shall be credited first to any costs or expenses incurred by Payee in collecting such payment or to any other unpaid charges or expenses due hereunder; second to the discharge of the interest accrued; and third to the balance and reduction of principal.

4.              Prepayments.  This Note, or any part hereof, may be prepaid at any time, and from time to time, from and after the date hereof, without notice, penalty or premium.  Notwithstanding any provision of this Note to the contrary, partial prepayments will be credited to the unpaid principal balance.

5.           Payment in Full. Upon payment in full of the principal and accrued interest on this Note (the “Payoff”), Payee shall promptly execute any and all documents necessary to evidence Payee’s full release of the Maker’s obligations hereunder.

6.           Security.  Payment of this Note and the obligations evidenced hereby are secured by the following deeds of trust (the “Deeds of Trust”): (i) that certain Deed of Trust dated as of the date hereof, executed by AP, as grantor, to Paul J. Vitanza, as trustee, for the benefit of Payee, as beneficiary, relating to that certain real property located in Palo Pinto County, Texas, as more particularly described in Exhibit “A” attached thereto; and (ii) that certain Deed of Trust dated as of the date hereof, executed by Thirco, as grantor, to Paul J. Vitanza, as trustee, for the benefit of Payee, as beneficiary, relating to that certain real property located in both Palo Pinto County, Texas and Parker County, Texas, as more particularly described in Exhibit “A” attached thereto.

7.           Default.  Upon the occurrence of an Event of Default (defined below), and the failure of Maker to cure that default as set forth, Payee shall not thereafter be obligated to accept any partial payment under this Note, whether principal or interest, and this Note can, thereafter, at the option of Payee, be declared to be in default and, upon any such default, Payee may, at its option, declare the entire unpaid balance of principal and interest owing hereon at once matured due to default and due and payable in full, and Payee may, in any such events, exercise any and all rights, remedies or privileges possessed by Payee under the terms hereof and the terms of the Deeds of Trust or otherwise as permitted at law or in equity.  No remedy referred to herein is intended to be exclusive, but each shall be cumulative, and the exercise or beginning of exercise by Payee of any one or more of such remedies should not preclude the simultaneous or later exercise of any or all of such remedies  Any failure of Payee to declare this Note in default and accelerate maturity hereof or to exercise any rights or remedies available to Payee if an Event of Default should occur shall not constitute a waiver of Payee’s right to exercise such rights or remedies in the event of any subsequent Event of Default. Notwithstanding any provision herein to the contrary, upon the occurrence of an Event of Default, before exercising any of Payee’s remedies under this Note or any of the Deeds of Trust, Payee will first give Maker written notice of the Event of Default and Maker will have thirty (30) days (a “Cure Period”) after notice is given in which to cure such default. If Maker fails to cure the default within the Cure Period, Payee may proceed with any of the remedies provided herein.

An “Event of Default” shall be defined as the occurrence of any of the following: Maker’s failure to timely and punctually pay this Note by the Maturity Date or otherwise defaults under the terms of this Note as provided herein, or if any default occurs or is continuing under or pursuant to the Deeds of Trust, or if an event of default occurs or is continuing under or pursuant to any other document in connection with the foregoing.

8.           Attorneys’ fees, costs, and expenses.  If an Event of Default occurs, and this Note or either of the Deeds of Trust are is placed in the hands of an attorney or attorneys for collection, for enforcement or for any other purposes, or any of same are collected or enforced through bankruptcy proceedings (including any proceedings, federal or state, for the relief of debtors), or through any other court proceedings, whether before or after the Maturity Date, Maker agrees to pay to Payee, in addition to all other amounts due and owing hereunder, any and all attorneys’ fees and related costs and expenses.  Said attorneys’ fees, and related costs and expenses, shall be due as an additional obligation of Maker to Payee whether or not suit is filed.  Notwithstanding anything to the contrary in this Paragraph 8, Maker shall not be responsible for any attorney’s fees and related costs and expenses incurred by Payee during any Cure Period in excess of Five Thousand and No/100 Dollars ($5,000.00).

9.           Waivers. Except as otherwise provided herein, Maker and any present or future sureties, guarantors and endorsers of this Note, severally waive demand, presentment, presentment for payment, notice of intent to demand, notice of nonpayment, notice of dishonor, diligence in collecting, grace, notice (including notice of intent to accelerate and notice of acceleration) and protest and consent to all renewals and extensions that from time to time may be granted by the holder of this Note and to all partial payments herein, whether before or after maturity.  Maker hereby further agrees that no act or omission of Payee with reference to any property securing or intended to secure this Note, including but not limited to that referenced in the Deeds of Trust, or any failure to file or perfect any lien or security interest, shall release the absolute obligation of Maker and each such endorser or surety to pay this Note as and when due.  In case of renewal or extension of this Note or any part hereof, the Deeds of Trust or other instruments that may be subsequently given to Payee in order to secure or guarantee payment of this Note, will remain in full force and effect to secure and guarantee the payment of any such renewal or extension, and shall remain in full force and effect until affirmatively released in writing executed by Payee.

10.           Notices.  Any notice or demand required or to be given hereunder shall be in writing, and shall be deemed to have been given and received when deposited in a post office or official depository of the United States Postal Service, sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Maker:                                            Phazar Corp.
P.O. Box 121969
Fort Worth, Texas 76121-1969
Attn: Gary W. Havener

Antenna Products Corporation
P.O. Box 121969
Fort Worth, Texas 76121-1969
Attn: Gary W. Havener

Thirco, Inc.
P.O. Box 121969
Fort Worth, Texas 76121-1969
Attn: Gary W. Havener

If to Payee:                                            QAR Industries, Inc.
2204 Vaquero Estates Boulevard
Westlake, Texas 76262
Attn: Robert E. Fitzgerald

11.           Severability.  In case any of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.           Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS.

13.           Jurisdiction and Venue.  ALL ACTS CONTEMPLATED BY THIS NOTE SHALL BE PERFORMABLE IN PALO PINTO COUNTY, TEXAS, AND ALL SUMS PAYABLE UNDER THIS NOTE SHALL BE PAYABLE IN PALO PINTO COUNTY, TEXAS.  MAKER HEREBY CONFIRMS AND AGREES THAT ALL LEGAL ACTIONS INVOLVING THE VALIDITY OR ENFORCEMENT OF THIS NOTE SHALL HAVE JURISDICTION AND VENUE IN TARRANT COUNTY, TEXAS.

14.           Headings.  The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

15.           Successors and Assigns.  This Note and all of the covenants, promises and agreements contained herein shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

16.           Final Agreement.  THIS NOTE AND THE DEEDS OF TRUST REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   MAKER:

                   PHAZAR CORP.,
                   a Delaware corporation

                   By: /s/Gary W. Havener
                         Gary W. Havener, Chairman of the Board

                   ANTENNA PRODUCTS CORPORATION,
                   a Texas corporation

                   By: /s/Gary W. Havener
                          Gary W. Havener, Chairman of the Board

                   THIRCO, INC.,
                   a Delaware corporation

                   By: /s/Gary W. Havener
                         Gary W. Havener, Chairman of the Board

Agreed and approved:

QAR INDUSTRIES, INC.,
a Texas corporation

By: /s/Robert E. Fitzgerald
      Robert E. Fitzgerald, President

STATE OF TEXAS                                             §
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on March ___, 2013 by Gary W. Havener, Chairman of the Board of Phazar Corp., a Delaware corporation, on behalf of said corporation.

NOTARY PUBLIC, STATE OF TEXAS

STATE OF TEXAS                                             §
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on March ___, 2013 by Gary W. Havener, Chairman of the Board of Antenna Products Corporation, a Texas corporation, on behalf of said corporation.

NOTARY PUBLIC, STATE OF TEXAS

STATE OF TEXAS                                             §
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on March ___, 2013 by Gary W. Havener, Chairman of the Board of Thirco, Inc., a Delaware corporation, on behalf of said corporation.

NOTARY PUBLIC, STATE OF TEXAS

STATE OF TEXAS                                             §
§
COUNTY OF _______________	§

This instrument was acknowledged before me on March ___, 2013 by Robert E. Fitzgerald, President of QAR Industries, Inc., a Texas corporation, on behalf of said corporation.

NOTARY PUBLIC, STATE OF TEXAS

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